UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2012

Energy Recovery, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577
(Address if Principal Executive Offices)(Zip Code)

510-483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 5, 2012, shareholders of Energy Recovery, Inc. approved the Amended and Restated 2008 Equity Incentive Plan and re-approved material terms related to performance-based compensation (the “Plan”).  Energy Recovery’s Chief Executive Officer, Chief Financial Officer, and certain other officers of the Company are subject to the compensatory arrangements of the Plan.  The proxy statement for the meeting held on June 5, 2012, was filed with the SEC on April 27, 2012, and summarized the Plan under the caption “PROPOSAL NO. 4 — APPROVAL OF THE AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN AND RE-APPPROVAL OF MATERIAL TERMS RELATED TO PERFORMANCE-BASED COMPENSATION,” which summary is incorporated herein by reference.  The proxy statement also included a copy of the Plan as Appendix A.

Item 5.07         Submission of Matters to a Vote of Security Holders

On June 5, 2012, Energy Recovery, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Company’s offices in San Leandro, California.  The matters voted on and the results of the vote were as follows:

1.	Proposal 1 – Election of three Class I directors to serve until the 2015 Annual Meeting and until their successors are elected and qualified.

Director	For	Withheld	Broker Non-Votes
Paul Cook	20,796,501	601,991	14,561,440
Marie-Elisabeth Paté-Cornell	20,856,075	542,417	14,561,440
Fred Olav Johannessen	20,767,516	630,976	14,561,440

2.	Proposal 2 – Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstentions
34,844,730	846,580	268,622

3.	Proposal 3 – Advisory vote on executive compensation.

For	Against	Abstentions	Broker Non-Votes
20,431,678	711,479	255,335	14,561,440

4.	Proposal 4 – Approval of the Amended and Restated 2008 Equity Incentive Plan and re-approval of the material terms related to performance-based compensation.

For	Against	Abstentions	Broker Non-Votes
20,040,614	1,232,191	125,687	14,561,440

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2012

Energy Recovery, Inc.

By:	/s/ Alexander J. Buehler
Alexander J. Buehler
Chief Financial Officer